CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bacterin International Holdings, Inc.

We hereby consent to the use of our report dated June 18, 2010, with respect to the financial statements of Bacterin International, Inc. in the Registration Statement on
Form S-1/A to be filed on or about January 5, 2011. We also consent to the use of our name and the reference to us in the Experts section of the Registration
Statement.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
January 5, 2011